UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2010

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 20, 2010, the Company received notification from the Nasdaq Hearings Panel that the Panel has determined to delist the Company’s shares from The Nasdaq Stock Market, and that trading of the Company’s common stock will be suspended from The Nasdaq Capital Market effective at the open of trading on July 22, 2010, in connection with a bid price deficiency.  Previously, on March 16, 2010, the Company received a Nasdaq Staff Determination indicating that the Company has not regained compliance with the $1.00 minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 5550(a)(2), and that the Company’s securities were, therefore, subject to delisting.  On May 10, 2010, the Company was granted a temporary extension of time, as permitted under Nasdaq’s Listing Rules, to comply with the $1.00 per share minimum bid price requirement for continued listing, which is typically accomplished by means of a reverse stock split.  The Company has determined that it is in the best interests of the Company not to effect a reverse split and notified the Panel of its determination on July 20, 2010.  The Company has been informed that Nasdaq will file a Form 25-NSE Notification of Delisting with the Securities and Exchange Commission after all applicable appeal periods have lapsed.  Although the Company may request that the Nasdaq Listing and Hearing Review Council review the delisting determination, the Company does not intend to make such a request.

The Company expects that its common stock will be quoted on the OTC Bulletin Board and/or the Pink Sheets, but cannot give assurance that its common stock will be immediately available to be quoted on one or both quotation services upon suspension of trading on The Nasdaq Capital Market.  The Company's common stock may be eligible for trade on the OTC Bulletin Board and/or the Pink Sheets, provided that a market maker in the common stock files the appropriate application in accordance with SEC Rule 15c2-11, and such application is cleared.  Quotation on the Pink Sheets may be automatic and immediate, provided that a market maker, who has quoted the Company's common stock in the 30 days prior to delisting, enters a quote on the Pink Sheets prior to market close on the day of delisting.  The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: July 21, 2010	By: /s/ Marc Applebaum
Marc Applebaum
Chief Financial Officer